EXHIBIT 99(a)(3)

guided therapeutics, inc.

___________________

offer to exchange

___________________

ELECTION TO PARTICIPATE

This Election to Participate (this “Election to Participate”) relates to the offer (the “Offer”) by Guided Therapeutics, Inc., a Delaware corporation (the “Company”), described in the Offer to Exchange, dated as of October 15, 2013 (the “Offer to Exchange”), distributed to all holders of the Company’s outstanding warrants exercisable to purchase up to an aggregate of 3,590,525 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.65 per share, with an exercise period ending on March 1, 2014 (the “Original Warrants”). To participate in the Offer and exchange your eligible Original Warrants for New Warrants (as defined in the Offer to Exchange), you must (a) properly complete, sign, date and deliver this Election to Participate to the Company at Guided Therapeutics, Inc., 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092, Attn: Jacque Tapley, pursuant to the instructions included in this Election to Participate, and (b) deliver to the Company at the foregoing address your signed Original Warrants (or an Affidavit of Lost Warrant, a form of which is included with this Election to Participate). We must receive your Election to Participate and Original Warrants (or an Affidavit of Lost Warrant) no later than 5:00 p.m. (Eastern) on November 13, 2013 (such time and date, as they may be extended, the “Expiration Date”), which is the date the Offer will expire, unless extended. Failure to submit any of these items will result in the rejection of your tender. Please note that delivery of your Election to Participate by facsimile will not be accepted.

If the Company receives one or more Elections to Participate and one or more Notices of Withdrawal signed by you, the Company will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last, as determined by the Company in its discretion.

If you elect to participate in the Offer, and the Company decides to accept your tender, the Company will issue you New Warrants to purchase the number of shares of Common Stock for which your Original Warrants were exchanged promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Exchange.

Questions may be directed to the Company at Guided Therapeutics, Inc., 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092, Attn: Jacque Tapley, or by telephone at (770) 242-8723.

ACKNOWLEDGEMENT AND SIGNATURE:

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

Upon the terms and subject to the conditions set forth in the Offer to Exchange, I hereby tender to Guided Therapeutics, Inc. the Original Warrants specified in the table below for New Warrants, subject to the terms described in the form of New Warrant provided to me with the Offer to Exchange.

 Subject to, and effective upon, the Company’s acceptance of the tendered Original Warrants in accordance with the terms and subject to the conditions of the Offer to Exchange, I hereby terminate all right and interest I have in the tendered Original Warrants and sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the tendered Original Warrants, in each case to the extent each such Original Warrant is tendered, in accordance with my instructions herein.

I understand and acknowledge that:

(1)               To accept the Offer I must comply with the terms and conditions set forth in the Offer to Exchange and related documents.

(2)               By tendering the Original Warrants pursuant to the procedure described in the Offer to Exchange and in the instructions to this Election to Participate, I accept the terms and conditions of the Offer.

(3)               Upon the Company’s acceptance of the tendered Original Warrants, on or immediately after the Expiration Date, such tendered Original Warrants will be cancelled.

(4)               Promptly following the Expiration Date the Company will send to me my New Warrants.

(5)               The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

(6)               The Offer is not being offered to holders in any State or other jurisdiction in which the Offer would not be in compliance with the laws of such State or other jurisdiction.

(7)               All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as provided by the Offer to Exchange, this tender is irrevocable.

I hereby represent and warrant that:

(a)                I have the full power and authority to tender the Original Warrants and that, when and to the extent the Original Warrants are accepted for exchange by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(b)               Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Original Warrants pursuant to the Offer to Exchange.

(c)                I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the New Warrants.

(d)               I have had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth in the Offer to Exchange and the documents referred to or incorporated by reference therein.

(e)                I have had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer and I have received all the information I consider necessary or appropriate for deciding whether to accept the offer.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has duly executed this Election to Participate as of the date set forth below with respect to the following Original Warrants tendered by the undersigned (please submit separate signature pages for each Original Warrant tendered).

Box 1	Warrant No.:
Box 2	Date of issuance of Original Warrant:
Box 3	Number of shares of Common Stock issuable upon exercise of Original Warrant:
Box 4	Percentage of Original Warrant to be tendered (based on number of shares indicated in Box 3; default is 100%):	%
A new Original Warrant will be forwarded to you for any percentage not tendered in Box 4.

You must complete and sign the following exactly as your name appears on your tendered Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate proper evidence of the authority of such person to act in such capacity.

Date: ___________________	By:	____________________________________ (Signature)

____________________________________ (Print Name)

____________________________________ (Title, if applicable)
	Address:	____________________________________
____________________________________
____________________________________
	Telephone:	____________________________________
	Fax:	____________________________________
	Tax ID/SSN:	____________________________________

Note: All New Warrants (and, if applicable, untendered Original Warrants)

will be delivered to the above address.

INSTRUCTIONS
FORMING PART OF THE election to participate

(1)               Review the Offer. Please carefully review the Offer to Exchange, this Election to Participate and other materials related to the Offer.

(2)               To Participate in the Offer. To participate in the Offer, you must properly complete, sign, date and deliver to us this Election to Participate and your Original Warrants (or an Affidavit of Lost Warrant, a form of which is included with this Election to Participate) before 5:00 p.m. (Eastern) on November 13, 2013, unless extended. Please complete and sign a separate signature page to this Election to Participate for each Original Warrant (or portion thereof) you are tendering. Delivery will be deemed made only when the Election to Participate and your eligible Original Warrants (or an Affidavit of Lost Warrant) are actually received by (not postmarked for delivery to) us. The acceptable method of delivering the Election to Participate and your warrants is:

By mail or courier service to:

Guided Therapeutics, Inc.
               5835 Peachtree Corners East, Suite D
                Norcross, Georgia 30092
                Attn: Jacque Tapley

We urge you to mail or courier sufficiently in advance of the Expiration Date to ensure we receive your documents prior to the Expiration Date. If you deliver by mail, we recommend that you use registered mail with return receipt requested. You should retain the return receipt for your records. Any type of delivery is at your own expense and risk. Please note that delivery of the Election to Participate by facsimile will not be accepted.

If you do not submit this Election to Participate with your Original Warrants (or an Affidavit of Lost Warrant) prior to the expiration of the Offer, or if you submit an incomplete or incorrectly completed Election to Participate, you will be considered to have rejected the Offer. In that case, (a) your Original Warrants will remain outstanding until they terminate or are exercised and (b) you will have no rights to any New Warrants.

(3)               Acceptance of Original Warrants in Exchange for New Warrants. When we accept your tendered Original Warrants and we exchange them for New Warrants promptly following the expiration of the Offer, you will have no further rights to your tendered Original Warrants.

(4)               Partial Tenders. If you desire to tender less than all of an Original Warrant, indicate on the signature page to the Election to Participate in Box 4 the percentage of such Original Warrant that you are tendering for New Warrants. In such case, we will issue you an Original Warrant for the balance of the Original Warrant not tendered promptly following the Expiration Date. Unless otherwise indicated, all Original Warrants indicated on the Election to Participate will be deemed to have been tendered in full.

(5)               To Withdraw Election. To withdraw from the Offer, you must properly complete, sign, date and deliver to us a Notice of Withdrawal before the Expiration Date. Delivery will be deemed made only when the Notice of Withdrawal is actually received by (not postmarked for delivery to) us. Notices of Withdrawal must be delivered according to the acceptable method of delivery indicated above in Section 2. Once you have withdrawn your tendered Original Warrants, you may retender your Original Warrants before the expiration of the Offer only by again following the delivery procedures described above in Section 2. We will return to you your previously tendered Original Warrants promptly after we receive the Notice of Withdrawal pursuant to the terms of the Offer. Please note that delivery of the Notice of Withdrawal by facsimile will not be accepted.

(6)               Irregularities. We will determine, in our sole discretion, all questions as to form, validity, including time of receipt, and acceptance of any tender of Original Warrants or withdrawal of tendered Original Warrants. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of or withdrawals of tendered Original Warrants that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made, subject to the judgment of a court of competent jurisdiction to the contrary. We may waive, as to all eligible warrant holders, any defect or irregularity in any tender with respect to any particular Original Warrant. We may also waive any of the conditions of the Offer to Exchange, so long as such waiver is made with respect to all warrant holders. No tender of Original Warrants or withdrawal of tendered Original Warrants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering warrant holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders or withdrawals, and no one will be liable for failing to give notice of any defects or irregularities.

(7)               Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance should be directed to the Company at Guided Therapeutics, Inc., 5835 Peachtree Corners East, Suite D, Norcross, Georgia 30092, Attn: Jacque Tapley, or by telephone at (770) 242-8723. Additional copies of the Offer to Exchange, the Election to Participate and other related materials may be obtained from the Company.

AFFIDAVIT OF LOST WARRANT
AND INDEMNIFICATION AGREEMENT

The undersigned hereby represents, warrants and agrees as follows:

1.           The following described instrument of Guided Therapeutics, Inc., a Delaware corporation (the “Company”) was lost or stolen:

Common Stock Warrant No. __________ to purchase ___________ shares of the Common Stock of the Company, dated ____________ __, 20__ (the “Original Warrant”), and registered in the name of __________________ (“Holder”).

2.           That the sole and unconditional record owner of the Original Warrant is Holder.

3.           That the Original Warrant was neither endorsed nor assigned by Holder or, to Holder’s knowledge, by anyone else.

4.           That neither the Original Warrant nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except Holder as the sole owner.

5.           That this Affidavit of Lost Warrant and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s tender of the Original Warrant in connection with the Holders’ election to participate in the Company’s Offer to Exchange, dated October 15, 2013, as amended or supplemented (the “Offer”).

6.           Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

7.           To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with Holder’s acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of the replacement warrant, or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant, whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the replacement warrant.

8.           It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

9.           This Affidavit shall be governed by the laws of the State of Georgia as such laws are applied to contracts between Georgia residents entered into and to be performed entirely in Georgia.

Dated: _______________, 2013.

HOLDER:

_______________________________________
(Signature)

_______________________________________
(Printed Name)

_______________________________________
(Title, if Holder is not a natural person)

[Signature Page to Affidavit of Lost Warrant and Indemnification Agreement]